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                                                                   Exhibit 10.57


                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of September 29, 2000, by and among CORECOMM LIMITED, a Delaware corporation formerly known as ATX Telecommunications Services, Inc. (the "Company"), and THOMAS GRAVINA, DEBRA BURUCHIAN, MICHAEL KARP and THE FLORENCE KARP TRUST (each a "Purchaser" and together, the "Purchasers").

                                    RECITALS

         A. Pursuant to the terms of a Recapitalization Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 9, 2000, as amended, among the Company, Thomas Gravina, Debra Buruchian, Michael Karp and The Florence Karp Trust, and CoreComm Limited, a Bermuda corporation ("CoreComm"), the Company and CoreComm, through its wholly-owned subsidiary, CoreComm Merger Sub, have each agreed to merge (the "Merger").

         B. The Chase Manhattan Bank has agreed to provide certain credit facilities to a subsidiary of the Company consisting of term loans and revolving lines of credit in the aggregate principal amount of up to $150,000,000 to fund such merger and to otherwise provide working capital.

         C. To satisfy a portion of the consideration payable in such merger, the Purchaser desires to accept from the Company, and the Company desires to issue to the Purchasers, subject to the terms and conditions set forth herein, senior unsecured notes of the Company in the aggregate original principal amount of $108,668,636.

                                   AGREEMENTS

         In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

         1.1 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this
              Agreement:

         "AFFILIATE" as applied to any specified Person means any other Person (and all natural Persons related by blood, adoption or marriage to such other Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person.

         "ASSETS" means all of the tangible and intangible assets of the Company and its Subsidiaries.

         "BOARD OF DIRECTORS" means the board of directors of the Company.
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         "BUSINESS" means the competitive local exchange carrier, interexchange carrier, internet service provider and high speed data businesses to be conducted by the Company upon consummation of the Merger.

         "CAPITAL EXPENDITURES" means for any period, the aggregate of all expenditures of the Company and its Subsidiaries on a consolidated basis during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the Company's consolidated balance sheet for such period.

         "CAPITALIZED LEASE" means any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capitalized lease or a Capital Expenditure on the Company's consolidated balance sheet.

         "CHANGE OF CONTROL EVENT" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of equity interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding equity interests in the Company or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company immediately following the closing of the Merger nor (ii) appointed by directors so nominated.

         "CLOSING" means the closing of the sale and purchase of the Senior Unsecured Notes.

         "CLOSING DATE" has the meaning ascribed to it in Section 3.1.

         "CODE" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "DEFAULT" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any Hazardous Materials).


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         "EVENT OF DEFAULT" has the meaning ascribed to it in Section 9.1.

         "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) owned, leased or operated by the Company or any of its Subsidiaries. "Facility" means any one of the Facilities.

         "FISCAL YEAR" means any 12-month period ending December 31.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "HAZARDOUS MATERIAL" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any federal, state or local statutes and ordinances and rules and regulations concerning the protection of the environment, (b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) any other materials or pollutants that (i) pose a hazard to any of the Facilities or to persons on or about any of the Facilities or (ii) cause any of the Facilities to be in violation of any such environmental law, (f) asbestos in any form which is or could become friable, (g) radon gas, (h) urea formaldehyde foam insulation,
(i) transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         "INDEBTEDNESS" of any Person means any indebtedness or obligation of such Person for money borrowed by such Person, whether evidenced by notes, bonds, debentures or otherwise, or any guarantee of any other Person's indebtedness or obligation for money borrowed.

         "LIEN" means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge or other similar encumbrance.

         "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         "OPERATIVE DOCUMENTS" means this Agreement and the Senior Unsecured Notes.

         "PERMITTED LIENS" has the meaning ascribed to it in Section 8.3.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.


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         "RECAPITALIZATION" means the recapitalization transaction contemplated by the Merger Agreement.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any of the Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "SENIOR EVENT OF DEFAULT" means an Event of Default (as such term is defined in the Senior Loan Agreement) under the Senior Loan Agreement or any note or instrument issued pursuant thereto, or any replacement of the Senior Loan Agreement or in exchange therefor.

         "SENIOR LENDER" means any Lender, as such term is defined in the Senior Loan Agreement.

         "SENIOR LOAN AGREEMENT" means the Credit Agreement of even date herewith among CoreComm Communications, Inc., the Company, CoreComm Holdco, Inc., the Senior Lenders and The Chase Manhattan Bank, as agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "SENIOR LOAN DOCUMENTS" means the Senior Loan Agreement and each agreement, document, letter of credit and instrument executed in connection with the Senior Loan Agreement, as such agreements, documents, letters of credit and instruments may be amended, supplemented or otherwise modified from time to time.

         "SENIOR UNSECURED CREDIT FACILITY" means the senior unsecured credit facility described in a certain Commitment Letter dated September 19, 2000 among the Company, The Chase Manhattan Bank and Chase Securities Inc.

         "SENIOR UNSECURED NOTES" means, collectively, the senior unsecured notes of the Company substantially in the form of Exhibit A to this Agreement issued by the Company to the Purchasers as contemplated by this Agreement, as such notes may be amended and in effect from time to time, and any note or notes issued in exchange for such note.

         "SUBSIDIARIES" means any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing fifty percent (50%) or more of the ordinary voting power or profits interest are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company.


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         1.2  Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, on a consolidated basis so as to include the Company and each Subsidiary in each such calculation and in accordance with GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in the preparation of the financial statements referred to in Section 6.2 hereof is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial announcement of which change is made after the Closing Date, results in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made; and provided, further, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. When used herein, the term "financial statement" shall include the notes and schedules thereto, if any.

                                   ARTICLE II

                AUTHORIZATION AND SALE OF SENIOR UNSECURED NOTES

         2.1 Authorization. The Company has authorized the issuance to the Purchasers of the Senior Unsecured Notes.

         2.2 Delivery of Senior Unsecured Notes to the Purchaser. At the Closing, the Company will issue to the Purchasers, and the Purchasers agree to accept from the Company, the Senior Unsecured Notes.

                                   ARTICLE III

                                CLOSING, DELIVERY

         3.1 Closing. The issuance of the Senior Unsecured Notes shall occur at a closing (the "Closing") that shall occur simultaneously with, and in the same location as, the closing of the Merger and the Recapitalization. The day on which the Closing occurs is referred to as the "Closing Date."


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         3.2  Delivery. At the Closing, the Company will deliver to each
              Purchaser a duly executed Senior Unsecured Note payable to such Purchaser in the principal amount contemplated by the Merger Agreement, in partial consideration of the transactions contemplated by the Merger Agreement.

                                   ARTICLE IV

                     CONDITIONS TO CLOSING BY THE PURCHASER

         The obligations of the Company to issue and of the Purchasers to accept the Senior Unsecured Notes at the Closing is subject to: (i) the satisfaction or waiver at or prior to the Closing of all conditions contained in the Merger Agreement to the consummation of the Merger and the Recapitalization; (ii) the Senior Lender and the Company having executed and delivered the Senior Loan Agreement and, subject to the terms and conditions contained therein, the Senior Lender shall have made available to the Company a revolving loan facility in the aggregate maximum principal amount of $50,000,000 (the "Revolving Loan") and a term loan in the maximum principal amount of $100,000,000 (the "Term Loan"), and
(iii) no Senior Event of Default or event which with the lapse of time or notice or both would constitute a Senior Event of Default shall have occurred, and no term or condition of the Senior Loan Agreement shall have been modified, amended or waived in any material respect without the consent of the Purchaser. .

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchasers as set forth below, and acknowledges that the Purchaser is entering into this Agreement in reliance on the truth and accuracy of such representations and warranties. For purposes of this Agreement, except as otherwise specifically provided in this Agreement, all representations and warranties in this Article V shall be deemed to be made as if the transactions contemplated by the Merger Agreement have already been consummated. The foregoing notwithstanding, none of the representations and warranties of the Company set forth herein shall be deemed to have been breached or otherwise inaccurate or incomplete if, and to the extent that, such breach or inaccuracy in, or omission from any such representation or warranty relates to or originated from facts or circumstances relating to or existing at the Company as it existed prior to the Closing.

         5.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company does not own or lease property or engage in any activity in any other jurisdiction in which it is not so qualified that would require its qualification to do business as a foreign corporation in such jurisdiction, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.


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         5.2  Power. The Company has the requisite legal and corporate power to own, lease and operate all the properties owned or leased by it and to conduct the Business as presently being conducted by it. The Company has all requisite legal and corporate power to enter into this Agreement and to issue the Senior Unsecured Notes pursuant hereto and to carry out and perform its obligations under the terms of this Agreement and the Senior Unsecured Notes.

         5.3 Subsidiaries and Investments. Except as set forth on Schedule 5.3, the Company does not have any Subsidiaries and does not own any interest in or control, directly or indirectly, any company, corporation, partnership, trust, association or other form of business entity.

         5.4 Authorization and Binding Effect. All corporate action on the part of the Company, and its Board of Directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Senior Unsecured Notes has been taken. This Agreement is and, upon their execution and delivery by the Company, the Senior Unsecured Notes and each of the other Operative Documents to which the Company is a party will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

         5.5 No Violation. Assuming that the representations and warranties of the Purchasers contained in Section 10.6 hereof are true and correct in all material respects, neither the execution and delivery by the Company of this Agreement or any of the Senior Unsecured Notes, the consummation by the Company of the transactions provided for herein and therein or contemplated hereby and thereby, nor the fulfillment by the Company of the terms hereof or thereof, will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or the By-Laws of the Company, (ii) result in a default, give rise to any right of termination, cancellation, acceleration or imposition of any Lien upon any assets of the Company, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease, instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, department or other governmental entity applicable to or any of its assets (including any usury laws applicable to the Senior Unsecured Notes).

         5.6 Consents. Except as would not have a Material Adverse Effect, all consents, approvals, qualifications, orders or authorizations of, or filings with, any


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              governmental authority, and all consents under any contracts, agreements or instruments by which the Company is bound or to which it is subject, and required in connection with its valid execution, delivery or performance of this Agreement and the other Operative Documents to which it is a party, and the Company's issuance of the Senior Unsecured Notes and the consummation of any other transaction contemplated on the part of the Company hereby or thereby, have been obtained or made.

         5.7 Assets. The Company has good and marketable title to all of the Assets it purports to own, free and clear of all Liens, other than Permitted Liens. Such Assets constitute all the assets necessary to conduct the Business as conducted by CoreComm and the Company immediately prior to the Closing and as proposed to be conducted by the Company after the Closing.

         5.8 Solvency. After giving effect to the transactions contemplated by this Agreement, and the payment of all fees and expenses related to such transactions, as of the Closing, (i) the Company is not insolvent in that the fair saleable value of its assets is greater than the amount required to pay its total liabilities (including a reasonable estimate of the amount of all contingent liabilities),
              (ii) the Company has not incurred debts and other obligations in excess of its ability to pay such debts and obligations as they mature, and the cash flow of the Company and anticipated capital, after taking into account the anticipated uses of the cash, is sufficient to pay such debts and obligations when such amounts are required to be paid, and (iii) the capital of the Company is sufficient for the business and transactions in which it is engaged.

         5.9 Disclosure. The Company (which for purposes of this Section 5.10 only shall mean CoreComm Limited, a Bermuda corporation, and Voyager.net, Inc., a Delaware corporation) has timely filed all forms, reports and documents filed or required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, the "SEC Reports"). The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading. The Company does not know of any fact, event or circumstance (other than the consummation of the transactions contemplated hereby and in the Merger Agreement) that has occurred since the date of the last SEC Report, or that now exists, that
              (i) would have been required to be disclosed in a SEC Report


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              if it had occurred prior to the date thereof, or (ii) that has had or would have a Material Adverse Effect individually or in the aggregate.

         5.10 No Other Representations or Warranties. Except as specifically and expressly set forth in this Article V, the Company makes no representation of warranty, express or implied, relating to the Company, or the assets or business of the Company.


                                   ARTICLE VI

                            REPORTING AND PREPAYMENT

         6.1 Accounting. The Company will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 6.2 will be prepared in accordance with GAAP except as otherwise set forth in Section 6.2.

         6.2 Financial Statements and Other Information. The Company will deliver to the Purchasers:

              (a) within 100 days after the end of each fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

              (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the chief financial officer, principal accounting officer, treasurer or controller of the Company (a "Financial Officer") as presenting fairly in all material respects


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                   the financial condition and results of operations of the
                   Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

              (c)        concurrently with any delivery of financial statements
                   under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date hereof, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iii) identifying all Subsidiaries existing on the date of such certificate and indicating, for each such Subsidiary, whether such Subsidiary was formed or acquired since the end of the previous fiscal quarter;

              (d)        concurrently with any delivery of financial statements
                   under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

              (e)        a copy of each financial statement, proxy statement,
                   report and return that the Company or any of its Subsidiaries sends to all its equity owners or files with the Commission or any stock exchange;

              (f)        unless already required by this Article VI, each
                   original Purchaser shall be furnished, and each subsequent Purchaser holding Senior Unsecured Notes having a principal balance in excess of $10,000,000, may request and shall be furnished, copies of the documents, reports and notices of material events delivered to the Senior Lender pursuant to Sections 5.01 and 5.02 of the Senior Loan Agreement; and

              (g)        with reasonable promptness, such other data and
                   information as from time to time may be reasonably requested by the Purchaser.

         6.3 Inspection Rights. The Company will permit each original Purchaser and each subsequent Purchaser holding Senior Unsecured Notes having a principal balance in excess of $10,000,000, to visit and inspect the properties of the Company or any Subsidiary, review its and their books and records (and to make extracts therefrom), and to discuss its and their affairs, finances and accounts with their officers and personnel, all at such reasonable times and as often as any such Purchaser may


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              reasonably request upon reasonable notice to the Company, but without unreasonable hindrance or delay.

         6.4 Optional and Mandatory Prepayments. The Company may, at its option, prepay the Senior Unsecured Notes, and shall make mandatory prepayments of the Senior Unsecured Notes, all in accordance with the provisions set forth in the Senior Unsecured Notes.

         6.5 Payment Set Aside. If and to the extent the Company makes a payment or payments to the Purchaser hereunder or under the Senior Unsecured Notes, and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         7.1 Insurance. The Company agrees to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its assets and business and the assets and business of each of its Subsidiaries against loss or damage of the kinds customarily insured against, and in amounts and with such deductibles and retention amounts as is customarily carried, by similarly situated businesses engaged in the same or similar businesses, and at the request of the Purchaser shall furnish the Purchaser with evidence of the same.

         7.2 Payment of Taxes. The Company agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its Assets or those of its Subsidiaries or in respect of its franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any material asset of the Company or any of its Subsidiaries, before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such tax, assessment or charge need be paid if it is being contested in good faith and by appropriate measures promptly initiated and diligently conducted if adequate reserves (as determined in accordance with GAAP consistently applied) shall have been established on its books with respect thereto.


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         7.3        Compliance With Laws. The Company agrees to comply in all
              material respects, and shall cause its Subsidiaries to comply in all material respects, with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, including all Environmental and Safety Requirements.

         7.4 Corporate Existence and Property. The Company will, and will cause each of its Subsidiaries to do, or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its material rights, licences, permits, franchises, patents, copyrights, trademarks and trade names; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.4.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         8.1 Indebtedness Incurred. Unless it complies with the provisions of Section 2(c) of the Senior Unsecured Notes, the Company shall not, and shall not permit any of its Subsidiaries to, issue, incur, assume or permit to exist any Indebtedness, except (a) Indebtedness evidenced by the Senior Unsecured Notes;
              (b) up to $150,000,000 principal amount of Indebtedness under the Senior Loan Agreement; (c) up to $50,000,000 principal amount of Indebtedness under the Senior Unsecured Credit Facility; (d) additional Indebtedness not to exceed $50,000,000; and (e) Indebtedness secured by Permitted Liens.

         8.2 Refinancing. Notwithstanding the provisions of Section 8.1, up to an aggregate of $200,000,000 of Indebtedness under the Senior Loan Agreement and the Senior Unsecured Credit Facility may be refinanced by the Company and its Subsidiaries in any manner; provided, however, that to the extent that non-senior debt sources are used to pay senior debt, the senior debt that was repaid cannot be reinstated as senior debt.

         8.3 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any Lien (other than Permitted Liens) with respect to any assets now or hereafter existing or acquired, to secure the payment of any Indebtedness unless it also secures the same amount of the Senior Unsecured Notes (i) on a pari passu basis with such other secured Indebtedness in respect of which such Lien was created or permitted to exist, but such Lien shall secure such new Indebtedness only up to the amount as has been repaid on account of the principal amount of the Senior Unsecured Notes at the time such Lien was created, and (ii) on a senior basis with respect to priority and security for Liens securing any other secured Indebtedness. By way of example, with respect to clause (i), in the event that secured Indebtedness ("Prepayment Indebtedness") is incurred such that $50,000,000 of the principal amount outstanding of the Senior Unsecured Notes is prepaid with the proceeds of such Indebtedness in accordance with Section 2(c) of the Notes, the lesser of $50,000,000 or the balance of the principal amount outstanding of the Senior Unsecured Notes after such prepayment and all accrued and unpaid interest thereon, shall be secured on a pari passu basis with the Prepayment Indebtedness.

                  As used herein, "Permitted Liens" mean (i) Liens for current taxes or special assessments not delinquent or for taxes or special assessments being contested in good faith and by appropriate proceedings that do not subject the Company or any of its Subsidiaries to penalties under the Code and for which adequate reserves shall have been established and are then being maintained in accordance with GAAP; (ii) Liens in connection with the acquisition of tangible property
              (including by Capitalized Lease and vendor financings) after the date hereof and attaching only to the property acquired;
              (iii) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits; (iv) Liens in favor of the Senior
              Lenders pursuant to the Senior Loan Documents or under interest rate protection agreements entered into pursuant thereto or contemplated thereby, as well as Liens in favor of any Holder of Indebtedness used by the Company to refinance the Company's obligations under Senior Loan Documents, the Senior Unsecured Credit Facility or any refinancing thereof permitted by Section 8.2; (v) mechanics', workers', materialmen's and warehousemen's Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established and are then maintained in accordance with GAAP (or deposits made to obtain the release of such Lien); (vi) easements and rights of way restrictions that do not individually or in the aggregate interfere with the ordinary conduct of the business; and (vii) Liens or deposits required by law as a condition to the transaction of business in the ordinary course by any of the Subsidiaries.

         8.4 Liquidation, Dissolution, etc. The Company will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, subject to Section 8.1 of this Agreement, (i) any Person may merge into or amalgamate or consolidate with the Company in a transaction in which the Company is the surviving corporation,
              (ii) any Person may merge into or amalgamate or consolidate with any Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Purchasers in their capacity as Holder of Senior
              Unsecured Notes.

         8.5 Covenants Restricting Payment. The Company shall not enter into or become subject to, or permit any of its Subsidiaries to enter into or become subject to, any agreement or instrument which by its terms would restrict (a) the right of any of its Subsidiaries to make loans or advances or pay dividends or distributions to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary of the Company or (b) the Company's right to perform any of the provisions of any of this Agreement or the Senior Unsecured Notes, except for the Senior Loan Documents and the Senior Unsecured Credit Facility documents (or any Indebtedness incurred in connection with the refinancing of the foregoing or any subsequent refinancing pursuant to Section 8.2 hereof) so long as such restrictions thereunder are not applicable absent the existence of an event of default.

         8.6 Transactions with Affiliates; Fees. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices an on terms and conditions not less favorable to the Company or such Subsidiary that could be obtained on an arm's-length basis from unrelated third parties,
              (b) transactions that are entirely between or among the Company and any Subsidiaries or between and among any Subsidiaries and (c) transactions pursuant to any agreement or arrangement existing on the date of this Agreement.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Events of Default Defined; Acceleration of Maturity. If any one or more of the following events (herein called "Events of Default") shall have occurred:

              (a)       all or any part of the principal of the Senior Unsecured
                   Notes is not paid on the date such principal shall become due and payable, whether at the maturity thereof, by acceleration, by notice of mandatory prepayment or otherwise;

              (b)       all or any part of the interest on the Senior Unsecured
                   Notes is not paid within 5 days following the date such interest becomes due and payable;

              (c)       all or any part of any other amount owing by the Company
                   to the Purchaser pursuant to the terms of this Agreement or the Senior Unsecured

                   Notes is not paid within 5 days of the date such other amount is due and payable;

              (d)       default shall occur in the observance or performance of
                   any covenant contained in Article VIII of this Agreement which, in the case of only those covenants that are capable of being remedied, is not remedied within 30 days after notice thereof to the Company;

              (e)       default shall occur in the observance or performance of
                   any of the other covenants or agreements of the Company contained in this Agreement or the Operative Documents which is not remedied within 45 days after notice thereof to the Company;

              (f)       (i) any (x) Senior Event of Default occurs; or (y) any
                   default under the terms governing the Senior Unsecured Credit Facility, any Subordinate Indebtedness or other Indebtedness of the Company or any of its Subsidiaries in excess of $10,000,000 occurs, and (ii) as a result of the events specified in clause (i) hereof, the holders of such Indebtedness declare the entire outstanding principal amount of such Indebtedness to be immediately due and payable;

              (g)       a receiver, conservator, custodian, liquidator or
                   trustee of the Company or any of its Subsidiaries or of all or any of the assets of any of them, is appointed by court order; or an order for relief is entered under the federal bankruptcy laws with respect to the Company or any of its Subsidiaries; or any assets of any of them is sequestered by court order; or a petition is filed against the Company or any of its Subsidiaries under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; provided, however, that if any of the foregoing events is involuntary, such action shall not constitute an Event of Default unless such event is not dismissed, reversed or revoked within 60 days after the occurrence thereof;

              (h)       the Company or any of its Subsidiaries files a petition
                   in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

              (i)       the Company or any of its Subsidiaries makes a general
                   assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Company or any of its Subsidiaries, or of all or any part of the assets of any of them;

              (j) final judgment for the payment of money in excess of $10,000,000 which is not fully covered by insurance shall be rendered by a court of record against the Company or any of its Subsidiaries, and the Company or any such Subsidiaries shall not (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof within 30 days from the date of entry thereof and within said period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, without limitation, by providing adequate bond for such judgment;

              (k) any representation, warranty or certification of the Company in this Agreement or in any Operative Documents or in any certificate, report, financial statement delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which they were made and such situation is not remedied within 30 days after notice thereof to the Company; or

              (l)  any Change of Control shall occur.

then, when any Event of Default described in clause (a), (b), (c), (d), (e),
(f), (j), (k) and (l) above has occurred and shall be continuing, the principal of the Senior Unsecured Notes and the interest accrued thereon and all other amounts due hereunder (the "other payments") shall, upon written notice from the holders of the Senior Unsecured Notes representing a majority of the outstanding principal amount of the Senior Unsecured Notes, forthwith become and be due and payable, if not already due and payable, without presentment, demand, or notice of any kind. When any Event of Default described in clause (g), (h) or (i) above has occurred, the principal of the Senior Unsecured Notes, the interest accrued thereon and the other payments shall immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind. If any principal, installment of interest or other payment is not paid in full on the due date thereof (whether by maturity, prepayment, or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal balance of the Senior Unsecured Notes, any overdue installment of interest (to the extent permitted by applicable law), including interest accruing after the commencement of any proceeding under any bankruptcy or insolvency law and all other payments will bear additional interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the lesser of (i) the highest rate allowed by applicable law or (ii) nineteen and nine-tenths percent (19.9%) per annum (such rate being referred to as the "Default Rate"), compounded monthly, until the payment is received or the Event of Default is cured, if permitted, or waived. If payment of the Senior Unsecured Notes is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default. The Company shall pay to the holders of the Senior Unsecured Notes all reasonable out-of-pocket costs and expenses incurred by any such Holder in any effort to collect the Senior Unsecured Notes, and the other payments, including the reasonable attorneys' fees and expenses for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate.

         9.2 Suits for Enforcement. If any Event of Default specified in Section
9.1 above has occurred and is continuing, the Purchaser may proceed to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right or remedy of the Purchaser.

         9.3 Indemnification. The Company shall indemnify, defend and hold the Purchaser, its Affiliates, officers and agents harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "claims"), that the Purchaser shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the Company or any of its Subsidiaries to perform, any of its representations, warranties, covenants or agreements in this Agreement or the Senior Unsecured Notes or in any other instrument furnished or to be furnished by the Company or any of its Subsidiaries hereunder or thereunder.

         9.4 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to the Purchaser upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         9.5 Remedies Cumulative. All remedies, under either this Agreement and the Senior Unsecured Notes, by law or otherwise, afforded to the Purchaser shall be cumulative and not alternative.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement and the Senior Unsecured Notes may be amended or waived at any time only by the written agreement of the Company, on the one hand, and the holders of the Senior Unsecured Notes representing a majority of the outstanding principal amount of the Senior Unsecured Notes, on the other hand. Any waiver, permit, consent or approval of any kind or character on the part of such holders of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. No action taken or permit, consent, approval or waiver of any kind given by the Purchaser in its capacity as a shareholder of the Company shall be deemed to be an action taken or a permit, consent, approval or waiver of any kind given by the Purchaser in its capacity as a Holder of the Senior Unsecured Notes pursuant to the terms of this Agreement.

         10.2 Survival of Terms. All representations, warranties and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Purchaser.

         10.3 Confidentiality. By its acceptance of the Senior Unsecured Notes issued hereunder, each Purchaser (including any transferee) shall be deemed to have agreed with the Company (i) except as necessary to enforce any rights of the Purchaser under this Agreement or under the Senior Unsecured Notes, to maintain the confidentiality of any non-public information disclosed to such Purchaser pursuant to Section 6.2, or obtained by such Purchaser as a result of any inspection made pursuant to Section 6.3, and (ii) if necessary, refrain from engaging in any transaction involving (x) the Company's securities while in possession of any material non-public information about the Company disclosed to such Purchaser by the Company in the course of the Company's complying with the provisions of this Sections 6.2 or 6.3 or (y) or any other securities to which such material non-public information relates.

         10.4 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors of the parties hereto, whether so expressed or not and the permitted assigns of the parties hereto including, without limitation and without need of any express assignment, subsequent holders of the Senior Unsecured Notes. This Agreement and the rights and obligations of the Company shall not be assigned without the prior written consent of the Purchaser. The Purchasers may assign any of their rights under this Agreement to a Permitted Transferee, as defined in the Senior Unsecured Notes, in accordance with the procedures and restrictions set forth in the Senior Unsecured Notes.

         10.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially adversely affected thereby.

         10.6 Representations of Purchasers and Transferees. Each Purchaser hereby represents and warrants to the Company, and any transferee of any initial Purchaser hereunder, by acceptance of a Senior Unsecured Note shall be deemed to represent and warrant to the Company as follows:

              (i) The Senior Unsecured Notes to be acquired by such Purchaser pursuant to this Agreement and any shares of Common Stock of the Company received as an interest payment in accordance with the terms of the Senior Unsecured Notes are being or will be acquired for investment for its own account and with no intention of distributing, transferring, assigning or reselling or otherwise disposing thereof or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. If such Purchaser should in the future decide to dispose of any of such securities, such Purchaser understands and agrees that it may do so only once it reasonably satisfies the Company that such transfer is in compliance with the Securities Act and applicable state securities laws, as then in effect, and is otherwise permitted under the terms of the Senior Unsecured Notes.

              (ii) Such Purchaser understands that the Senior Unsecured Notes are "restricted securities" under the Securities Act and will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein, and that such Securities may be resold without registration under the Securities Act only in certain limited circumstances defined therein. Such Purchaser represents that it is reasonably familiar with such resale restrictions in the Securities Act, Rule 144 promulgated thereunder, and the other applicable federal and state rules and regulations.

              (iii) Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

              (iv) Such Purchaser has had adequate opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Senior Unsecured Notes and the business, assets, prospects and financial condition of the Company. Such Purchaser is, or has been, an investor in securities of companies similar to the Company and has or is represented by one who has such knowledge and experience in financial or business matters that it is capable of evaluation of the merits and risks of an investment in the Senior Unsecured Notes.

         10.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         10.8 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested and postage prepaid, or delivered by commercial overnight courier service, with charges prepaid, to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

         If to the Company, to:

              CoreComm Limited
              110 East 59th Street
              New York, NY 10022
              Attention: Jared L. Gurfein, Esquire
              Facsimile: (212) 906-8489

         with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison
              1285 Avenue of the Americas
              New York, NY 10019-6064
              Attention: Kenneth M. Schneider, Esquire
              Facsimile: (212) 373-2825

         If to the Purchaser, to:

              the address set forth for each Holder of a Senior
              Unsecured Notes on the Company's books and records.

         with a copy to:

              Klehr, Harrison, Harvey, Branzburg & Ellers LLP
              260 S. Broad Street
              Philadelphia, PA 19102
              Attention: Michael C. Forman, Esquire
              Facsimile: (215) 568-6603

Any party may change the address to which notices to it are to be sent by written notice given to the other parties hereto.

         10.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of the Commonwealth of Pennsylvania, applicable to contracts made and wholly to be performed in that state.

         10.10 No Setoffs, etc. Except for any liability Purchasers may have under Section 1.2(i) of the Merger Agreement, all payments hereunder and under the Senior Unsecured Notes shall be made by the Company, without setoff, offset, deduction or counterclaim and the liabilities and obligations of the Company hereunder and under the Senior Unsecured Notes are acknowledged and agreed to be separate and independent from any liability or obligation which may at any time be owing by the Purchaser to the Company or any Subsidiary.

         10.11 Exhibits and Schedules. All exhibits and schedules hereto are an integral part of this Agreement.

         10.12 Final Agreement. This Agreement, together with the Senior Unsecured Notes constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings between the parties.

         10.13 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant or that the first Event of Default shall have occurred.

         10.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         10.15 Further Cooperation. At any time and from time to time, and at its own expense, the Company shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the Purchaser may reasonably request in order to further effect the purposes of this Agreement.

         10.16 Participations. A Purchaser may transfer, grant or assign participations in all or any part of its interest in the Senior Unsecured Notes to any Permitted Transferee under Section 4 of the Senior Unsecured Notes.

         10.17 CONSENT TO FORUM. AS PART OF THE CONSIDERATION, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR ANY PURCHASER, THE COMPANY HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT IN THE EASTERN DISTRICT OF PENNSYLVANIA OR THE COURT OF COMMON PLEAS IN PHILADELPHIA, PENNSYLVANIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND ANY HOLDER PERTAINING TO, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE SENIOR UNSECURED NOTES, OR ANY OF THE OTHER OPERATIVE DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED IN CONNECTION WITH

ANY SUCH LEGAL PROCEEDING BEING INSTITUTED. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY COMPLYING WITH THE PROVISIONS FOR GIVING NOTICE AS SET FORTH IN THIS AGREEMENT. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first set forth above.

                                       CORECOMM LIMITED


                                       By: /s/ Richard J. Lubasch
                                           ------------------------------------

                                       Its:
                                            -----------------------------------


                                       /s/ Thomas Gravina
                                       ----------------------------------------
                                       Thomas Gravina


                                       /s/ Debra Buruchian
                                       ----------------------------------------
                                       Debra Buruchian


                                       /s/ Michael Karp
                                       ----------------------------------------
                                       Michael Karp



                                       THE FLORENCE KARP TRUST


                                       By: /s/ Lisa G. Kaminsky
                                           ------------------------------------
                                           Name: Lisa G. Kaminsky
                                           Title: Trustee